Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-145845

July 15, 2009

Free Writing Prospectus Filed Pursuant to Rule 433 Registration No. 333-145845 July 15, 2009 HARNESS VOLATILITY. VXX iPath® S&P 500 VIX Short-Term Futures™ ETN VXZ iPath® S&P 500 VIX Mid-Term Futures™ ETN Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-76-iPATH, or you may request a copy from any other dealer participating in the offering. An investment in iPath ETNs (the “Securities”) involves risks, including possible loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. The Securities are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction. The Securities are speculative and may exhibit high volatility. Barclays Global Investors Fund Distribution Company, an affiliate of Barclays Global Investors, N.A. (“BGINA”), assists in the promotion of the Securities. Barclays Global Investors, N.A. and Barclays Capital Inc. (“BCI”) are affiliates of Barclays Bank PLC. “Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500™”, “S&P 500 VIX Short-Term Futures™” and “S&P 500 VIX Mid-Term Futures™” are trademarks of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and have been licensed for use by Barclays. “VIX®” is a registered trademark of the Chicago Board Options Exchange, Incorporated and has been licensed for use by S&P. The Securities are not sponsored, endorsed, sold or promoted by Standard &Poor’s or CBOE and Standard & Poor’s and CBOE make no representation regarding the advisability of investing in the Securities. © 2009 BGINA. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners. iP-0114-0809 www.ipathetn.com NOT FDIC INSURED · NO BANK GUARANTEE · MAY LOSE VALUE HARNESS : 15 TV iPath® Exchange Traded notes

HARNESS : 15 TV HARNESS VOLATILITY. VXX iPath® S&P 500 VIX Short-Term Futures™ ETN VXZ iPath® S&P 500 VIX Mid-Term Futures™ ETN Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-76-iPATH, or you may request a copy from any other dealer participating in the offering. An investment in iPath ETNs For a description of the main are riskier than ordinary unsecured The Securities are not deposit States Federal Deposit Insurance States, the United Kingdom or The Securities are speculative Barclays Global Investors Fund (“BGINA”), assists in the promotion Capital Inc. (“BCI”) are affiliates www

HARNESS : 15 TV Short-Term Term including a prospectus) with the SEC for you invest, you should read the with the SEC for more complete get these documents for free by Alternatively, Barclays Bank PLC will you request it by calling toll-free dealer participating in the offering. An investment in iPath ETNs (the “Securities”) involves risks, including possible loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus. The Securities are riskier than ordinary unsecured debt securities and have no principal protection. The Securities are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction. The Securities are speculative and may exhibit high volatility. Barclays Global Investors Fund Distribution Company, an affiliate of Barclays Global Investors, N.A. (“BGINA”), assists in the promotion of the Securities. Barclays Global Investors, N.A. and Barclays Capital Inc. (“BCI”) are affiliates of Barclays Bank PLC. “Standard & Poor’s®”, “S&P®Futures™” and “S&P 500 VIX of The McGraw-Hill Companies, registered trademark of the Chicago for use by S&P. The Securities or CBOE and Standard & Poor’s investing in the Securities. © 2009 BGINA. All rights reserved. of Barclays Bank PLC. All property, and used with the permission, www.ipathetn.com NOT FDIC INSURED

HARNESS : 15 TV Futures Indices are concentrated in equity many unpredictable factors, including, options on the S&P 500® Index, and the the value of futures contracts on the VIX “, “S&P 500 VIX Short-Term Futures™” & Poor’s, a division of The McGraw-Hill is a registered trademark of the Chicago for use by S&P. The Securities are not CBOE and Standard & Poor’s and CBOE Securities. iPath logo are registered trademarks of trademarks are the property, and used including possible loss of principal. prospectus. The Securities principal protection. are not insured by the United governmental agency of the United Barclays Global Investors, N.A. Investors, N.A. and Barclays “Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500™”, “S&P 500 VIX Short-Term Futures™” and “S&P 500 VIX Mid-Term Futures™” are trademarks of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and have been licensed for use by Barclays. “VIX®” is a registered trademark of the Chicago Board Options Exchange, Incorporated and has been licensed for use by S&P. The Securities are not sponsored, endorsed, sold or promoted by Standard &Poor’s or CBOE and Standard & Poor’s and CBOE make no representation regarding the advisability of investing in the Securities. © 2009 BGINA. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners. iP-0114-0809 com NOT FDIC INSURED · NO BANK GUARANTEE · MAY LOSE VALUE iPath® Exchange Traded Notes